Exhibit 10.3

PROMISSORY NOTE

February 15, 2006

$3,310,000.00

FOR VALUE RECEIVED, the undersigned, HyperFeed Technologies, Inc., a Delaware corporation (“Borrower”), promises to pay to the order of PICO Holdings, Inc., a California corporation (“Lender”), the principal sum of Three Million Three Hundred Ten Thousand Dollars and no cents ($3,310,000.00), together with the interest thereon at the rate of seven percent (7%) per annum, commencing on the date hereof and continuing until the principal sum is paid in full. Interest shall be computed on the basis of a 365-day year.

The parties acknowledge that Borrower borrowed the principal sum of $810,000 from Lender in a Promissory Note dated December 20, 2005. The Parties also acknowledge that Borrower borrowed an additional principal sum of $1,500,000 in a Promissory Note dated January 23, 2006.

The Parties agree that an additional principal sum of $1,000,000.00 shall be borrowed by Borrower from Lender in this Promissory Note dated February 15, 2006 and that the principal sum borrowed by Borrower from Lender in the December 20, 2005 Promissory Note, the January 23, 2006 Promissory Note, and this February 15, 2006 Promissory Note totals $3,310,000.00. The Parties also agree that the December 20, 2005 Promissory Note and the January 23, 2006 Promissory Note are hereby cancelled.

The entire unpaid balance of, and all interest under, this Promissory Note shall be due and payable no later than March 31, 2006. The indebtedness evidenced hereby may be prepaid in whole or in part at any time without penalty. Any payment or prepayment shall be applied first to interest and second to principal due and payable hereunder.

HyperFeed Technologies, Inc. covenants that, if suit be brought to enforce the payment of principal or interest under the Promissory Note, it will pay PICO Holdings, Inc., such other amount as shall be reasonable to cover the cost and expense of collection, including reasonable attorney fees.

HYPERFEED TECHNOLOGIES, INC.

/s/ Gemma Lahera
Gemma R. Lahera
Principal Accounting Officer